UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011 (June 18, 2009)

Syms Corp.
(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Syms Way, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

(201) 902-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 10-K filed on May 13, 2011, on June 18, 2009, SYL, LLC (“Syl”),  a wholly owned  subsidiary of Syms Corp. (“Syms”),  entered into, and consummated the transactions  contemplated by, an Asset Purchase  Agreement  ("Purchase  Agreement"),  dated as of June 18, 2009, by and among Syl,  Filene's Basement, Inc. ("Filene's", “Filene’s Basement” or the “Company”) and FB Leasing Services LLC ("FB Leasing" and together with Filene's, the "Seller").  The transactions described in this Current Report on Form 8-K/A were consummated in 2009. This Current Report is being filed to provide the audited financial statements of Filene’s Basement at January 31, 2009 and February 2, 2008 and unaudited financial statements of Filene’s Basement at April 20, 2009. Due to the nature of the transactions and the number of parties involved, the preparation of the financial statements was a time consuming process which Syms diligently pursued. Syms has discussed these matters with the Securities and Exchange Commission (the “SEC”).

Pursuant to the Purchase  Agreement,  Syl  acquired real property leases relating to  twenty-three  Filene's store  locations and a distribution  center, fixed  assets  and  equipment  at  such  locations,  inventory  at all  Filene's locations (regardless of whether Syl has assumed the real property lease for  the  subject  location),   certain  of  the  Seller's contracts,   certain intellectual property and certain other related assets. Syl also assumed certain obligations under such contracts of the Seller and the real property leases relating to the acquired locations.  Prior to the parties' entry into the Purchase Agreement, the United States Bankruptcy Court for the District of Delaware signed an order dated June 17, 2009, approving the sale of the Seller's assets to Syl pursuant to the Purchase Agreement and in accordance with Sections 105, 363 and 365 of the United States Bankruptcy Code.

The  purchase  price  (the  "Purchase  Price")  paid at  closing  for the assets acquired by Syl,  Vornado Realty Trust (“Vornado”) and its fifty percent owned joint venture  (unrelated to Syl) was  $64.0 million, of which Syl paid $38.9 million  and, as more fully described  below,  Vornado and its joint venture paid $25.1 million.

The  Purchase  Agreement  provides  that  the  Purchase  Price  consists  of (i) $47.6 million,  plus (ii) the amount of the security deposits relating to acquired leases  plus  (iii)  seventy  percent  of the  Seller's  cost of  acquiring  the inventory  sold to Syl  in the  transaction.  The Seller and Syl calculated the Purchase Price due at closing based on estimates of such security deposits and inventory cost.  The Seller and Purchaser agreed to reach a final determination of the foregoing estimated amounts by not later than July 31, 2009 and to adjust the amounts paid or payable by Syl in order to give effect to such final determination.

Syl is also obligated to pay certain cure costs in respect of two of the assumed real estate leases and each of the other assumed contracts.

Syl funded its portion of the Purchase Price, as well as other amounts it paid at closing with borrowings under Syms’ secured credit facility with Israel Discount Bank.

The $25.1 million payment noted above was comprised of:

(a)   A joint venture fifty percent owned by Vornado paying  approximately  $16.8 million  of the  Purchase  Price to acquire  from the Seller a termination of the venture's  existing  lease in Boston, Massachusetts with Seller; and

(b)   Vornado funding $8.3 million  in connection  with Syl’s  agreeing to amend  Vornado's  lease  assumed by Syl at 4 Union  Square  South in New York,  New York,  to  provide,  among  other  things,  for a minimum  $1.5 million increase in annual rent.  The lease between Vornado and Filene's at Vornado's Bergen Town Center in Paramus, New Jersey was also assumed by Syl.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to Form 10-K filed on May 12, 2010.

Item 9.01     Financial Statements & Exhibits

(a) Financial statements of businesses acquired:

(1) The audited combined balance sheets of Filene’s Basement at January 31, 2009 and February 2, 2008 and the related combined statements of operations, divisional equity, and cash flows for each of the three years in the period ended January 31, 2009, and respective notes are included herein.

(2) The unaudited condensed combined balance sheet at April 20, 2009, and the related unaudited condensed combined statements of operations and cash flows for the period from February 1, 2009 to April 20, 2009 and quarter ended May 3, 2008, and respective notes are included herein.

In a letter dated February 17, 2010, the SEC agreed to our proposed presentation of certain financial statements required by Rule 3-05 of Regulation S-X related to the most recent interim period.  In order to present comparable financial statements, Syl will include a condensed combined balance sheet at April 20, 2009 and condensed combined statements of operations and cash flows for the period from February 1, 2009 to April 20, 2009 and the 13 week period ended May 3, 2008.  The most recent interim period will be 12 days less than a full fiscal quarter.

(b) Pro forma financial information:

The unaudited pro forma combined condensed balance sheet of Syms and its subsidiaries at May 30, 2009.

The unaudited pro forma combined condensed statements of operations of Syms and its subsidiaries, for the three months ended May 30, 2009 and for the year ended February 28, 2009.

Syms and Filene’s Basement have different fiscal calendars.  Pro forma financial statements included in this Form 8-K/A are based on the registrant’s, or Syms’, fiscal calendar.  Syms’ fiscal 2008 year end and first quarter end of fiscal 2009 were February 28, 2009 and May 30, 2009, respectively.  Filene’s Basement was previously consolidated within Retail Ventures, Inc. (“RVI”), whose fiscal 2008 year end and first quarter end of fiscal 2009 were January 31, 2009 and May 2, 2009, respectively.  Since Syms and Filene’s Basement fiscal calendar year ends are within 93 days of each other, no adjustments were made to the financial statements presented in this Form 8-K/A.

(c)  Exhibits:

23.1	Consent of Deloitte & Touche LLP

99.1	Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYMS CORP.

Date: December 15, 2011	By	/s/ Gary Binkoski
GARY BINKOSKI
CHIEF FINANCIAL OFFICER
(Principal Financial and Accounting Officer)